Bowman & Bowman, P.A.
Certified Public Accountants

1705 Colonial Blvd., Suite D- I
Fort Myers, Florida  33907

(941) 939-2301

(941) 939-1297 (Fax)

March 5, 1999

To the President Equity Growth Systems Inc.
320 Wand Way, Suite 210

Clearwater, FL 33767 P- 2

This letter is to confirm our understanding of the terms and objectives of our engagement and the nature and limitations of the services we will provide.

We will perform the following services:

We will audit the balance sheets of Equity Growth Systems, Inc. as of December 31, 1998 and the related statements of operations, shareholders equity,, and cash flows for the year then ended for the purpose of expressing an opinion as to the fairness of the presentation of the financial statements.

Our examination will be conducted in accordance with generally accepted auditing standards and will include such tests and procedures as we think are needed. The examination will be directed to commenting on the fairness of presentation of the financial statements as a whole in conformity with generally accepted accounting principles.

An examination directed to the expression of an opinion on the financial statements is not primarily or specifically designed, and cannot be relied upon.'to disclose defalcations or other similar irregularities should any exist, although their discovery may result.

Our report on the financial statements if presently expected to read as follows:

We have audited the accompanying balance sheets of Equity Growth Systems Inc. as of December 31, 1998 and the related statements of operations, shareholders equity, and cash flows for the year then ended- These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Equity Growth Systems Inc. As of December 31, 1998 and the results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

If we provide comparative information ie December 31, 1997 data, this will be considered "reaudited information" and we would most likely find the same restriction as your prior auditors regarding the evaluation of pending or threatened litigation and therefore issue an except for qualified opinion as was filed with your 1997 10-K.

We will need your full cooperation in providing us a release of information letter from your prior auditor.

Our fees are estimated not to exceed $5,000. A billing will be rendered at the completion of the engagement.

If this letter correctly expresses your understanding, please sign the enclosed copy where indicated and return it to us.

We appreciate the opportunity to serve you and trust that our association will be a long and pleasant one.

Sincerely,

/s/ Larry Bowman
Larry Bowman, Engagement Partner

3/5/99

Date

Accepted and agreed to:

/s/ Charles J. Scimeca
Charles J. Scimeca, President

3/22/99

Date


                                      Page 151